As filed with the Securities and Exchange Commission on September 20, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Staples, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2896127
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

500 Staples Drive, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2004 Stock Incentive Plan

(Full Title of the Plan)

John J. Mahoney

Executive Vice President, Chief Administrative Officer

and Chief Financial Officer

Staples, Inc.

500 Staples Drive

Framingham, Massachusetts 01702

(Name and Address of Agent for Service)

(508) 253-5000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Staples Common Stock, $0.0006 par value per share	27,830,000	$21.16	(2)	$588,882,800	(2)	$69,312	(3)

(1)               In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)               Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on September 16, 2005.

(3)               We previously paid an aggregate filing fee of $46,000 in connection with the Registration Statement on Form S-3 (Registration No. 333-101116) initially filed on November 8, 2002, relating to the registration of $500,000,000 of securities ($273,320,000 of which were never sold or issued and have been deregistered).  The filing fee related to those deregistered securities was $25,145.44, of which the remaining balance available is $24,232.44.  Pursuant to Rule 457(p) of the Securities Act of 1933, we are using such $24,232.44 remainder amount to offset the filing fee of $69,312 due in connection with the filing of this Registration Statement. Accordingly, the adjusted registration fee for this Form S-8 is $45,079.56.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information and written statement required by Part I is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement incorporates by reference the contents of the Registration Statement on Form S-8, File
No. 333-116644 filed by the Registrant on June 18, 2004, relating to the Registrant’s 2004 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on September 13, 2005.

STAPLES, INC.

By:	/s/ Ronald L. Sargent
Ronald L. Sargent
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Sargent	Chairman and Chief Executive Officer (Principal executive officer)	September 13, 2005
Ronald L. Sargent

/s/ John J. Mahoney	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal financial officer)	September 16, 2005
John J. Mahoney

/s/ Christine T. Komola	Senior Vice President and Corporate Controller (Principal accounting officer)	September 16, 2005
Christine T. Komola

/s/ Basil L. Anderson	Vice Chairman and Director	September 13, 2005
Basil L. Anderson

/s/ Brenda C. Barnes	Director	September 13, 2005
Brenda C. Barnes

/s/ Mary Elizabeth Burton	Director	September 13, 2005
Mary Elizabeth Burton

/s/ Gary L. Crittenden	Director	September 13, 2005
Gary L. Crittenden

/s/ Richard J. Currie	Director	September 13, 2005
Richard J. Currie

/s/ Rowland T. Moriarty	Director	September 13, 2005
Rowland T. Moriarty

/s/ Robert C. Nakasone	Director	September 13, 2005
Robert C. Nakasone

/s/ Martin Trust	Director	September 13, 2005
Martin Trust

/s/ Paul F. Walsh	Director	September 13, 2005
Paul F. Walsh

EXHIBIT INDEX

Number	Description

4.1(1)	Second Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

(1)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003 (File No. 0-17586).

(2)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (File No. 0-17586).